Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
Exhibit 10.22
MASTER MANUFACTURING SERVICES AGREEMENT
This Master Manufacturing Services Agreement (the "Agreement") is made as of June 3, 2016 (the "Effective Date"), between LONZA HOUSTON, INC., a Delaware corporation having its principal place of business at 8066 El Rio St., Houston, TX 77054 ("LONZA"), and bluebird bio., Inc., a Delaware corporation having an office at 150 Second Street, Third Floor, Cambridge, MA 02141 on behalf of itself and its Affiliates ("CLIENT") (each of LONZA and CLIENT, a "Party" and, collectively, the "Parties").
RECITALS
A.LONZA or its Affiliate (as defined below) will operate a multi-client production facility located at 14905 Kirby Drive, Houston, TX 77047 (the "Facility").
B.CLIENT or its Affiliates desire to have LONZA conduct work according to individual Statements of Work, as further defined below.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, LONZA and CLIENT, intending to be legally bound, hereby agree as follows:
AGREEMENT
1.    DEFINITIONS
When used in this Agreement, capitalized terms will have the meanings as defined below and throughout the Agreement. Unless the context indicates otherwise, the singular will include the plural and the plural will include the singular.
1.1.    "Acceptance Period" shall have the meaning set forth in Section 4.2.2.
1.2.    "Affiliate" means, with respect to either Party, any other corporation or business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Party. For purposes of this definition, the term "control" and, with correlative meanings, the terms "controlled by" and "under common control with" means direct or indirect ownership of more than fifty percent (50%) of the securities or other ownership interests representing the equity voting stock or general partnership or membership interest of such entity or the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.
1.3.    "Applicable Law" means all applicable ordinances, rules, regulations, laws, guidelines, guidances, requirements and court orders of any government regulatory authority in the United States or European Union, as amended from time to time, including cGMP (if applicable).
1.4.    "Batch" means a specific quantity of Product that is intended to have uniform character and quality, within specified limits, and is produced according to a specified Batch Record during the same cycle of manufacture.
1.5.    "Batch Record" means the production record pertaining to a specific Batch of Product, including a Certificate of Analysis, the Specifications, a copy of the executed Batch records for that

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
Batch, deviation reports, investigations, analytical raw data as well as any other documentation to be provided with the Batch that is specified in the applicable SOW or mutually agreed to in writing by the quality representatives of the Parties.
1.6.    "Business Day" shall mean a day other than (a) Saturday or Sunday, or (b) a bank or other public holiday in Houston, Texas or Cambridge, Massachusetts.
1.7.    "Certificate of Analysis" means a document signed by an authorized quality assurance representative of LONZA, describing Specifications for, and testing methods applied to, Product, and the results of testing and certifying that a particular Batch was Manufactured in accordance with cGMP (if applicable), all other Applicable Law, and the Specifications.
1.8.    "Construction Period Maximum Liability" means [***]% of the then-incurred Project Costs for the Facility incurred by LONZA as of such date minus the sum of (x) any payments previously paid as of such date by Client in connection with the Facility future valued at [***] percent ([***]%) to such point in time, and (y) the present value of any future payments to be made by Client as of such date in connection with the Facility discounted at [***] percent ([***]%), but in each case excluding payments that are not required to be included in the calculation of the Client's maximum guaranty amount under ASC 840-40-55 (EITF 97-10). For the avoidance of doubt, the following definition ls made part of this Agreement with the specific intention of clarifying and ensuring that CLIENT is not considered to be the owner of the Facility pursuant to ASC 840-40-55.
1.9.    "cGMP" means the regulatory requirements and current good manufacturing practices applicable to Manufacture of Product promulgated by any United States or European Union government regulatory authority responsible for granting approvals for the performance of Services under this Agreement or for issuing regulations pertaining to the Manufacture and/or use of Product in the United States or the European Union, including the FDA and EMA, and any other country or region the Parties expressly identify in the applicable SOW.
1.10.    "Change Order" has the meaning set forth in Section 2.3.
1.11.    "CLIENT Background IP" means [***] Controlled by CLIENT as of the Effective Date or (ii) developed, acquired, licensed or otherwise Controlled by CLIENT independently from performance under this Agreement during the term of the Agreement.
1.12.    "CLIENT Confidential Information" means Confidential Information owned or Controlled by CLIENT.
1.13.    "CLIENT Development Materials" has the meaning set forth in Section 2.5.
1.14.    "CLIENT New IP" has the meaning set forth in Section 9.1.2.
1.15    "CLIENT Materials" means the CLIENT Development Materials and the CLIENT Production Materials.
1.16.    "CLIENT Personnel" has the meaning set forth in Section 3.9.1.
1.17.    "CLIENT Production Materials" as the meaning set forth in Section 3.2.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
1.18.    "Commencement Date" means the date set forth in the Statement of Work for the commencement of Services described in such SOW.
1.19.    "Confidential Information" has the meaning set forth in Section 8.1.
1.20.    "Control" or "Controlled", in the context of intellectual property rights of a Party, shall mean that such Party or its Affiliate owns or possesses rights to Intellectual Property sufficient to grant the applicable license, sublicense or access (as appropriate) under this Agreement, without violating the terms of any agreement with a Third Party.
1.21.    "Designated Suites" means a series of suites dedicated to production of the Product pursuant hereto, to be located within the Facility and built in accordance with the Detailed Design.
1.22.    "Detailed Design" means the design created by LONZA or its Affiliate for a suite to be used for production of the Product at the Facility.
1.23.    "Director" shall have the meaning set forth in Section 2.9.
1.24.    "Disapproval Notice" shall have the meaning set forth in Section 4.2.2.
1.25.    "Drug Product" consists of [***].
1.26.    "EMA" means the European Medicines Agency, and any successor agency thereof.
1.27.    "Equipment" means equipment or machinery purchased and used by LONZA in the Designated Suites for the Manufacture of Product.
1.28.    "Facility" has the meaning set forth in the Recitals.
1.29.    "FDA" means the U.S. Food and Drug Administration, and any successor agency thereof.
1.30.    "Intellectual Property" means all methods, techniques, data, documentation, regulatory submissions, inventions, whether or not patentable, worldwide patents, copyrights, trade secrets, know how and all other intellectual property rights, whether protectable by patent or otherwise, in the United States and throughout the world, including all applications and registrations with respect thereto, but excluding all trademarks, trade names, service marks, logos and other corporate identifiers.
1.31.    "JSC" shall have the meaning set forth in Section 2.9.
1.32    "LONZA Background IP" means [***] either (i) owned, licensed or otherwise Controlled by LONZA as of the Effective Date or (ii) developed or acquired by LONZA independently from performance under this Agreement and without use of the Confidential Information of CLIENT.
1.33.    "LONZA Confidential Information" means Confidential Information owned or Controlled by LONZA prior to the Effective Date.
1.34.    "LONZA Operating Documents" means [***].
1.35.    "LONZA Parties" has the meaning set forth in Section 13.2.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
1.36.    "LONZA Technology Transfer" means the transfer of documentation, specifications (including raw material specifications), process validation documents solely related to the Process and/or Product, and production process, and the furnishing of reasonable technical assistance with respect to the foregoing, by LONZA.
1.37.    "Manufacture" and "Manufacturing" means any steps, processes and activities necessary to produce Product including the manufacturing, processing, packaging, labeling, quality control testing, stability testing, release, storage or supply of Product.
1.38.    "Master Production Record" means the documentation developed by LONZA, on behalf of CLIENT, pursuant to the Agreement that contains [***].
1.39.    "Materials" means all raw materials and supplies to be used in the Manufacture of a Product.
1.40.    "Process" means any and all processes and activities (or any step in any process or activity) used or planned to be used by LONZA in the Manufacturing of Product as evidenced in the Batch Records or master Batch Record.
1.41.    "Product" has the meaning set forth in a Statement of Work and may consist of either Drug Product or Vector Product.
1.42.    "Product Warranties" means those warranties as specifically stated in Section 4.2.2.
1.43    "Production Term" shall mean the time period specified in any Statement of Work during which Product will be manufactured.
1.44.    "Project Costs" means an amount equal to the sum of all capitalizable costs incurred by LONZA from time to time for the construction of the Facility calculated in accordance with US GAAP (excluding the cost of real estate).
1.45.    "Purchase Order" means a purchase order issued by CLIENT on CLIENT's standard purchase order form that references a SOW.
1.46.    "Quality Agreement" has the meaning set forth in Section 3.6.
1.47.    "Regulatory Approval" means the approval by the FDA, EMA, or any other governing or regulatory body to market and sell the Product in a respective region.
1.48.    "Regulatory Authority” means the FDA and EMA, and, to the extent agreed in writing by the parties, other regulatory agencies responsible for granting approvals for the performance of services under this Agreement or for issuing regulations pertaining to the development, manufacture and/or use of the Product in particular jurisdictions.
1.49.    "Raw Materials Fee" means LONZA's cost for Materials consumed in the production of Product including amounts paid for analytical laboratory services performed by external laboratories (to the extent such subcontracted services are approved by CLIENT) necessary to test or release such Raw Materials, plus, a [***]% handling fee, which includes all costs associated with identifying, procuring, accepting and warehousing the Raw Materials.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
1.50.    "Services" means the Manufacture and/or services described in a SOW entered into by the Parties.
1.51.    "SOP" means a standard operating procedure.
1.52.    "SOW Documentation" means the compilation of documentation generated by LONZA in preparation of and during the performance of a given SOW, including, without limitation, [***].
1.53    "Specifications" means the applicable acceptance criteria referenced to respective analytical procedures and methods which are numerical limits, ranges or other criteria for tests that are set forth in the applicable Statement of Work or otherwise mutually agreed to in writing by the Parties in connection with the Manufacture of a particular Batch of Product hereunder.
1.54.    "Statement of Work" or "SOW" means a written order, referencing this Agreement, setting forth each Party's responsibility with respect to the performance of a Process or Manufacture of the Product, and/or the performance of other Services. It is contemplated that each separate project shall have its own Statement of Work. As each subsequent Statement of Work is agreed to by the Parties, each shall state that it is to be incorporated and made a part of this Agreement and shall be consecutively numbered as A-1, A-2, etc.
1.55.    "Third Party" means any party other than LONZA, CLIENT or their respective Affiliates.
1.56.    "Vector Product" is a defined [***].
2.    PERFORMANCE OF SERVICES
2.1.    Forecasting. Within [***] of the Effective Date, and on or before the First Business Day in January and July of each calendar year, CLIENT shall supply LONZA with a written forecast showing CLIENT's good faith estimated quarterly requirements for Product for the following [***] (the "Forecast"). No later than [***] days following LONZA's receipt of a Forecast, LONZA shall provide written notice to CLIENT of whether it has (as of the date of receipt of the Forecast) capacity in the Designated Suites available to manufacture the volume of Product forecasted therein and shall, with CLIENT's cooperation, provide CLIENT with an estimated production schedule showing the estimated Commencement Date and delivery date. The Forecast and notice of available capacity given in this Section 2.1 shall not be binding on CLIENT or LONZA. Notwithstanding the foregoing, LONZA shall, at all times, maintain mutually agreed upon capacity in the Designated Suites to Manufacture for CLIENT.
2.2.    Statements of Work. From time to time, CLIENT and its Affiliates may wish to engage LONZA to perform Services for CLIENT and its Affiliates. Such Services will be set forth in a SOW. Prior to LONZA performing any Process or Product development, Technology Transfer or Process or Product manufacture, or other Services the Parties must agree to a Statement of Work, describing the Services to be performed by LONZA, the respective activities to be performed by the Parties, material terms for the project, including as applicable, the scope of work, Specifications, deliverables, estimated timelines, milestones (if any), quantity, budget, payment schedule, activities to be subcontracted by LONZA to Third Parties or Affiliates of LONZA, if any, and such other details and special arrangements as are agreed to by the Parties, and the Statement of Work must be executed by each of the Parties, and a Purchase Order referencing the applicable SOW must be issued to LONZA authorizing the Services set forth in such SOW. Such SOW will then be incorporated by reference into this Agreement as part of Appendix A and subject to the terms and conditions of this Agreement. No SOW will be effective unless

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
signed by both Parties. In the event of a conflict between the terms and conditions of this Agreement and any Statement of Work, Purchase Order, the Quality Agreement, or other document or form used by the Parties, the terms and conditions of this Agreement shall control.
2.3.    Modification of Statement of Work. In the event CLIENT wants to change a Statement of Work or to include additional services to be provided by LONZA, CLIENT may propose to LONZA an amendment to the Statement of Work with the desired changes or additional services ("Change Order"). If LONZA determines that it has the resources and capabilities to accommodate such Change Order, LONZA will prepare a modified version of the Statement of Work reflecting such Change Order and will submit such modified version of the Statement of Work to CLIENT for review and comment. The modified Statement of Work shall be binding on the Parties only if it refers to this Agreement, states that it is to be made a part thereof, and is signed by both Parties. Thereafter, such modified version of the Statement of Work will be deemed to have replaced the prior version of the Statement of Work. If CLIENT does not approve such Change Order, and has not terminated the Statement of Work, but requests the Statement of Work to be amended to take into account the modification, then the Parties will use reasonable efforts to agree on a Change Order that is mutually acceptable. If practicable, LONZA will continue to work under the existing Statement of Work during any such negotiations, but will not commence work in accordance with the Change Order until it is authorized in writing by CLIENT.
2.4.    Changes to Process; Specifications. Any changes or modification to the Process or Specifications for any Product must be approved in writing in advance by CLIENT and will be made in accordance with the change control provisions of the applicable Quality Agreement.
2.5.    CLIENT Deliverables and Materials. Within the time period specified in a Statement of Work, CLIENT will provide LONZA with (a) the Materials listed in the Statement of Work for which CLIENT is responsible for delivering to LONZA, and any handling instructions, protocols, SOPs and other documentation necessary to maintain the properties of such Materials for the performance of the Statement of Work, and (b) any protocols, SOPs and other information and documentation in possession or control of CLIENT and necessary for the performance of the Statement of Work, and for the preparation of the Master Production Record in conformance with cGMP, including, without limitation, [***], (collectively, the "CLIENT Development Materials").
2.6.    Performance by LONZA. During the time period specified in any Statement of Work and subject to the provision by CLIENT of the CLIENT Development Materials pursuant to Section 2.5, LONZA will use commercially reasonable efforts to perform, directly or, subject to prior written approval by CLIENT (such approval not to be unreasonably withheld), through a Third Party contractor, the work described in a Statement of Work in a professional and workmanlike manner in accordance with the terms of this Agreement and Applicable Law. LONZA will promptly notify CLIENT if, at any time during the term of this Agreement, LONZA will be unable to perform or complete performance of a Statement of Work. Compliance by LONZA with this Section 2.6 will not relieve LONZA of any other obligation or liability under this Agreement.
2.7.    Master Production Record.
2.7.1.    Based on the information provided by CLIENT and including process changes developed by LONZA pursuant to any applicable Statement of Work, LONZA will prepare the Master Production Record for the Process in accordance with the schedule set forth in the Statement of Work. CLIENT will inform LONZA of any specific requirements CLIENT may have relating to the Master Production Record, including, without limitation, any information or procedures CLIENT wishes to have

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
incorporated therein. If LONZA desires to include in the Master Production Record the use of any assay, medium, or other technology that is not commercially available, LONZA will inform CLIENT of such intention and the Parties will meet to discuss and attempt to agree in good faith on the terms of use of such non commercially available materials or technology in the Process.
2.7.2.    LONZA will deliver a draft version of the Master Production Record to CLIENT for its review and approval in accordance with the schedule set forth in the Statement of Work. CLIENT will notify LONZA in writing of any objections it has to the Master Production Record, and upon such notification, representatives of LONZA and CLIENT will meet promptly to resolve such objections. Upon CLIENT's written notification to LONZA that the draft Master Production Record is satisfactory, such draft will be deemed approved by CLIENT.
2.7.3.    The Process, Master Production Record, Specifications, and any improvements or modifications thereto developed during the term of this Agreement, but excluding any LONZA Operating Documents or LONZA Confidential Information included in any of the foregoing, will be deemed CLIENT Confidential Information and subject to the provisions set forth in Article 8. LONZA shall not include any necessary LONZA Intellectual Property and/or Confidential Information in the Process, Master Production Record or Specifications without CLIENT's prior written consent. CLIENT and its Affiliates shall be permitted to use (itself or, subject to Section 9.2.2 through a Third Party, subject to the terms of this Agreement) the Process and/or the Master Production Record to manufacture Product; provided, however, that if the Process and/or the Master Production Record incorporates or contains any LONZA Intellectual Property or LONZA Confidential Information, prior to any disclosure of such LONZA Intellectual Property or LONZA Confidential Information to, or use by, a Third Party manufacturer, CLIENT shall obtain LONZA's written consent to such disclosure, such consent not to be unreasonably withheld, conditioned or delayed.
2.8.    Facility and Construction of Designated Suites.
2.8.1.    LONZA will, as described in an SOW, undertake design, construction and validation of the Designated Suites (which is intended to support clinical trial supply scale-up and commercialization of Products) according to the Detailed Design which shall be mutually agreed to by the parties. LONZA will manage and use commercially reasonable efforts to complete the construction of the Designated Suites according to the milestone schedule set forth in Appendix B, and in accordance with this Agreement and all applicable laws, regulations and LONZA policies and procedures; provided, however, that in the event of any mutually agreed upon changes to the Detailed Design (which shall be set forth in a change order to the applicable SOW) the Parties will agree to a modification of the milestone schedule set forth in Appendix B.
2.8.2.    Upon completion of each milestone set forth in Appendix B, CLIENT will pay LONZA, in accordance with Section 7, the amount of the milestone payment associated with such milestone in Appendix B, [***].
2.8.3.    LONZA will own the Designated Suites and all fixed assets including all Equipment, associated therewith as well as all Intellectual Property related to the Designated Suites. [***] To the extent the Process or Product changes or is altered in any way which requires new Equipment or modifications to the Equipment, the Parties shall agree to all such associated costs in an agreed upon SOW or Change Order, [***].

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
2.8.4.    LONZA will be responsible for performing all validation of the Facility, Equipment and cleaning and maintenance processes employed in the Manufacturing Process in accordance with cGMP (if applicable), LONZA's SOPs, the applicable Quality Agreement (if any), and Applicable Law. LONZA will also be responsible for carrying out all such validated processes in accordance with the terms of such processes.
2.8.5.    LONZA shall perform the Designated Suites commissioning and start up to include the recruitment and training of qualified personnel required to operate the Designated Suites and perform the services set forth in this Agreement and all Statements of Work at the Facility.
2.8.6.    LONZA will not change the location of such Facility or use any additional facility for the manufacture of Product under this Agreement without at least [***] days prior written notice to, and prior written consent from, CLIENT, which consent will not be unreasonably withheld or delayed (it being understood and agreed that CLIENT may withhold consent pending satisfactory completion of a quality assurance audit and/or regulatory impact assessment of the new location or additional facility, as the case may be).
2.9.    Joint Steering Committee. The Parties shall establish a Joint Steering Committee (the "JSC"), comprised of [***]. The JSC shall be responsible for (i) approving the addition of any Appendix to this Agreement, (ii) resolving such matters as are reserved to the JSC under this Agreement, (iii) attempting to resolve disputes between the Parties. The JSC shall meet at such times and locations as it may reasonably determine, but no less than twice in any calendar year. [***].
The JSC may designate additional teams to monitor the progress, timelines and results of any Statement of Work as well as to coordinate related matters such as intellectual property or financial reporting functions. The [***] shall jointly conduct regular meetings as the Parties may agree, but no later than [***], for the purpose of carrying out the manufacturing process and any services set forth in a Statement of Work in accordance with this Agreement. Minutes of all team meetings shall be provided as agreed to by both parties.
2.10.    Process Validation & Early Commercial Batch Services.
2.10.1.    LONZA shall use all commercially reasonable efforts to manufacture Process validation Batches in accordance with this Agreement and any applicable sows, the Process validation master plan and as otherwise agreed by the Parties in writing. CLIENT shall have the right to make whatever further use of the Process validation Batches material as it shall determine, provided that such use does not violate any Applicable Laws.
2.10.2.    In the event that the Parties agree, or an independent testing laboratory determines, pursuant to Section 4.3, any Process validation Batch does not meet cGMP or the Specifications, LONZA shall investigate and use commercially reasonable efforts to determine the cause for the failure to meet cGMP or Specifications within [***] days. [***].
2.10.3.    CLIENT may, at its option, request commencement of manufacturing of cGMP Batches at any time following Process validation completion, subject to compliance with the ordering and forecasting provisions set forth herein.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
3.    MANUFACTURE OF PRODUCT; ORDER PROCESS; DELIVERIES
3.1.    Statements of Work. Manufacturing activities under this Agreement will be set forth in Statements of Work agreed from time to time pursuant to Section 2.2. The Statement of Work will include an estimated Commencement Date for each Batch agreed upon by the Parties.
3.2.    CLIENT Deliverables. Within any time period agreed to in any applicable Statement of Work, CLIENT will provide LONZA with the Materials listed in the Statement of Work required for the production of the Product for which CLIENT is responsible for delivering to LONZA, and any handling instructions, protocols, SOPs and other documentation necessary to maintain the properties of such Materials for production of the Product (collectively, the "CLIENT Production Materials"). LONZA agrees (a) not provide CLIENT Materials to any Third Party without the express prior written consent of CLIENT; (b) not use CLIENT Materials for any purpose other than conducting the Services, and without limiting the generality of the foregoing, will not reverse engineer any CLIENT Materials or take any action to determine the structure or composition of any CLIENT Materials unless required pursuant to a signed Statement of Work; and (c) destroy or return to CLIENT all unused quantities of CLIENT Materials according to CLIENT's written directions. CLIENT will at all times retain title to and ownership of the CLIENT Materials at each and every stage of the Manufacturing Process. LONZA will use commercially reasonable efforts to take such measures as are reasonably required to protect the CLIENT Materials, Product, any intermediates and components of any CLIENT Materials or Product, and any work in process from loss, damage and theft at all stages of the Manufacturing Process. LONZA will promptly notify CLIENT if at any time it believes any Product or CLIENT Materials, or any intermediates and components of any CLIENT Materials or Product, or any work in process have been damaged, lost or stolen. Within [***] days of the end of every fiscal quarter of CLIENT, LONZA will provide CLIENT with a report, as of the end of such quarter, of all Vector Product on hand.
3.3.    Manufacture by LONZA. LONZA will use commercially reasonable efforts to Manufacture Product, all as set forth in the Statement of Work, and to deliver to CLIENT the quantities of Product requested by CLIENT in the Statement of Work, all in accordance with the terms set forth in Section 3.4 below, the Specifications, the Master Production Record, and Applicable Law; provided, however, LONZA shall not be obligated to use facilities other than the Designated Suites in the production of Product hereunder. CLIENT shall use commercially reasonable efforts to provide LONZA at least (i) [***] lead time prior to the Commencement Date of any Batch of Drug Product requested by CLIENT, and (ii) [***] days' lead time prior to the Commencement Date of any Batch of Vector Product requested by CLIENT. Subject to CLIENT's continued compliance with its payment obligations hereunder, LONZA will reserve the capacity of the Designated Suites, [***] for CLIENT for the production of Products hereunder; provided, however, that if CLIENT does not utilize such reserved suites by January 1, 2019 then (i) such unutilized suites will be released by LONZA, or (ii) CLIENT may continue to reserve such unutilized suites after January 1, 2019 at a cost of (a) $[***] per suite until January 1, 2021, (b) $[***] per suite per year from January 1, 2021 until January 1, 2023 and (b) $[***] per suite per year from January 1, 2023 until January 1, 2026.
3.4.    Packaging and Shipping. LONZA will package and label the Product for shipment in accordance with the Master Production Record and LONZA's standard practices at the time of performance by LONZA. LONZA will deliver the [***] the Facility for pickup by a common carrier designated by CLIENT to LONZA in writing not less than [***] days prior to the applicable delivery date unless otherwise agreed to in a Statement of Work. CLIENT will provide to LONZA its account number with the selected carrier and will pay for all shipping costs in connection with each shipment of Product. Each shipment will be accompanied by the documentation listed in the Master Production Record.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
LONZA will use commercially reasonable efforts to deliver each shipment of Product to CLIENT or its designee on the requested delivery date for such shipment. LONZA further represents and warrants that, upon payment by CLIENT, all Product Manufactured and delivered hereunder is free and clear of any encumbrances, liens or other Third Party claims, excluding any infringement claims, but including any claims of an approved subcontractor.
3.5.    Duty to Notify. Should LONZA at any time during the term of this Agreement have reason to believe that it will be unable to meet a delivery date, LONZA will promptly notify CLIENT.
3.6.    Quality Agreements. The Parties shall, in addition to any Statements of Work setting forth agreed production requirements, enter into one or more separate agreements setting forth terms applicable to Product quality management (a "Quality Agreement"). If a Quality Agreement is entered into, it will be deemed incorporated by reference into this Agreement.
3.7.    Records. LONZA will maintain complete and accurate records of all information and results obtained from the performance of the Services including the production of Product and the development of any Process, if applicable, as required by Applicable law, this Agreement, the applicable SOW, and the applicable Quality Agreement (the "Records"). LONZA will retain possession of the originals of the SOW Documentation, all Batch Records and Master Production Record, and without limiting any obligations of LONZA to provide the SOW Documentation, Batch Records and other Records to CLIENT set forth in the applicable SOW, this Agreement and/or the applicable Quality Agreement, LONZA will promptly make copies thereof available to CLIENT upon CLIENT's request and at CLIENT's expense; provided however, LONZA shall provide electronic copies of such documents, at CLIENT's request, at no cost to CLIENT. All Records solely related to the Manufacture of the Product, other than the LONZA Operating Documents (which are the property of LONZA and which constitute LONZA Confidential Information) are the property of CLIENT. CLIENT will have the right to disclose itself (to the extent that such LONZA Operating Documents are necessary and cannot be directly disclosed to the regulatory authority by LONZA) and reference all of the foregoing in connection with a filing for Regulatory Approval of the Product or as otherwise authorized by the Agreement. LONZA will not transfer, deliver or otherwise provide any Records solely related to the Manufacture of the Product to any party other than CLIENT without the prior written consent of CLIENT or as otherwise required by Applicable Law. All original Records of the Services performed under this Agreement will be retained and archived by LONZA in accordance with cGMP (if applicable) and Applicable Law, but in no case for less than a period of [***] years following completion of the applicable SOW. Prior to the expiration of such [***] year period, CLIENT shall notify LONZA in writing regarding whether all of the aforementioned records should be sent to CLIENT or CLIENT's designee, or destroyed; provided, however, that CLIENT may elect to have such records retained in LONZA's archives for an additional period of time at a reasonable charge to CLIENT. If CLIENT does not provide written notice of disposition instructions prior to the expiration of [***] year period, LONZA will ship such records to CLIENT, at CLIENT's expense.
3.8.    Sample Retention. LONZA will take and retain, for such period and in such quantities as may be required by cGMP (if applicable) and the applicable Quality Agreement, samples of Product from the Process produced under this Agreement. Further, upon CLIENT's written request, LONZA will submit such samples to CLIENT or its designee.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
3.9.    CLIENT Access.
3.9.1.    Following completion of the construction of the Designated Suites at the Facility, LONZA agrees that CLIENT's employees and agents (including its consultants and independent contractors) (collectively, "CLIENT Personnel") may observe and consult with LONZA during the Manufacture of a Batch of the Product and performance of other Services by LONZA. CLIENT Personnel onsite at the Facility are required to comply with LONZA's Operating Documents, to the extent applicable, and any other applicable LONZA facility and/or safety policies and procedures. For the avoidance of doubt, CLIENT Personnel may not physically participate in the production or Manufacture of any Product that may be used in or on humans. LONZA also agrees that CLIENT and its duly authorized agents will have reasonable access, during operational hours and during active Manufacturing, to inspect the Facility and Process to ascertain compliance by LONZA with the terms of this Agreement, including inspection of [***]. CLIENT will also have the right, at its expense and subject to the terms of a Statement of Work, to conduct "mock" pre-approval audits upon reasonable notice to LONZA, and LONZA agrees to reasonably cooperate with CLIENT in such "mock audits".
3.9.2.    CLIENT Personnel onsite at the Facility will, as between CLIENT and LONZA, be and remain employees or contractors of CLIENT, and CLIENT will be solely responsible for the payment of compensation for such CLIENT Personnel (including, if applicable, applicable Federal, state and local withholding, FICA and other payroll taxes, workers' compensation insurance, health insurance, and other similar statutory and fringe benefits). CLIENT covenants and agrees to maintain workers' compensation benefits and employers' liability insurance to the extent required by applicable Federal and state laws with respect to all CLIENT Personnel onsite at the Facility.
3.9.3.    CLIENT will pay for the actual cost of repairing or replacing to its previous status (to the extent that LONZA determines, in its reasonable judgment, that repairs cannot be adequately effected) any property of LONZA to the extent damaged or destroyed by CLIENT Personnel, provided CLIENT shall not be liable for repair or replacement costs resulting from ordinary wear and tear.
3.9.4.    CLIENT Personnel visiting or having access to the Facility will, while such CLIENT Personnel are at the Facility, abide by LONZA standard policies, operating procedures and the security procedures established by LONZA for access and use of the Facility that are made known in advance to CLIENT. CLIENT will be liable for breaches of security by CLIENT Personnel. In addition, CLIENT will reimburse LONZA for the cost of any lost security cards issued to CLIENT Personnel, at the rate of [***] per security card. All CLIENT Personnel must be subject to written obligations of confidentiality, non-disclosure and non-use no less restrictive than those set forth herein.
3.9.5.    CLIENT will indemnify and hold harmless LONZA from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) arising out of any injuries suffered by CLIENT Personnel while at the Facility, except to the extent caused by the negligence or willful misconduct on the part of any LONZA employees or agents, including its consultants and independent contractors (collectively, "LONZA Personnel").
3.9.6.    Genetic Alterations. LONZA is not responsible for any genetic alterations that occur during Manufacture of Product, except for those genetic alterations that result from a negligent or intentionally wrongful act or omission of LONZA or failure of LONZA to comply with the agreed to Process or SOW Documentation, or other LONZA Responsibility (as defined in Section 4.4.1), where such failure to comply or other LONZA Responsibility is the cause of the genetic alteration, and not as a result of the predisposition of any material. Genetic alterations that are not the responsibility of LONZA

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
as set forth in this Section 3.9.6 shall not be the basis for a breach of warranty claim by CLIENT. If LONZA fails to deliver materials in accordance with the terms of this Agreement or a Statement of Work, or if materials produced pursuant to the Statement of Work fail to meet any technical specification required by the Statement of Work, and such failure is due to genetic alterations which do not arise from a grossly negligent or intentionally wrongful act or omission of LONZA, LONZA will [***].
3.10.    Disclaimers. The Parties acknowledge and agree that LONZA Parties will not engage in any Product refinement or development of the Product, other than as expressly set forth in this Agreement and the Statement of Work. CLIENT acknowledges and agrees that LONZA Parties have not participated in the invention or testing of any Product, and have not evaluated its safety or suitability for use in humans or otherwise.
4.    PRODUCT WARRANTIES; ACCEPTANCE AND REJECTION OF PRODUCTS
4.1.    Product Warranties. LONZA represents and warrants that Product Manufactured by LONZA pursuant to this Agreement and any SOW, at the time of delivery pursuant to Section 3.4: (a) [***]; (b) [***]; (c) [***]; and (d) [***].
4.2.    Approval of Shipment.
4.2.1.    When the Product ordered by CLIENT is ready for delivery, LONZA will notify CLIENT and supply CLIENT with the required documentation set forth in the Master Production Record.
4.2.2    CLIENT will have [***] days (or any longer period specified in the relevant Quality Agreement) after receipt of documentation regarding such Product (such period, the "Acceptance Period") to review such documentation. If CLIENT asserts that the Product does not comply with the warranties set forth in Section 4.1 above ("Product Warranties"), CLIENT will deliver to LONZA, in accordance with the notice provisions set forth in Section 15.5 hereof, written notice of disapproval (the "Disapproval Notice") of such Product, stating in reasonable detail the basis for such assertion of non compliance with the Product Warranties. If a valid Disapproval Notice is received by LONZA during the Acceptance Period, then LONZA and CLIENT will provide one another with all related paperwork and records (including, but not limited to, quality control tests) relating to both the production of the Product and the Disapproval Notice. If a valid Disapproval Notice is not received during the Acceptance Period, the Product will be deemed accepted and ready for shipment. LONZA shall deliver the Product to CLIENT, and CLIENT shall accept delivery thereof, within [***] days after the Acceptance Period. Title and risk of loss to such Product shall pass to CLIENT at the time of delivery pursuant to Section 3.4. On the delivery date, LONZA will issue CLIENT a warehouse receipt or bill of lading to effectively transfer title and risk of loss of the Product to CLIENT.
4.3.    Product Dispute Resolution. LONZA and CLIENT will use good faith efforts to attempt to resolve any dispute regarding the conformity of a Batch of Product with the Product Warranties. CLIENT and LONZA will follow their respective SOPs to determine the conformity of the Product to the Specifications and cGMP (if applicable). If such dispute cannot be settled within [***] days of the submission by each Party of such related paperwork and records to the other Party, then a representative sample of the Batch of the disputed Product (in the case of an alleged failure to meet Specifications) and/or relevant documentation will be submitted to an independent testing laboratory meeting cGMP standards (if applicable) and of recognized repute [***] for analysis, under quality assurance approved procedures, using the test procedures in the Specifications, of the conformity of such Batch of Product with the Specifications and/or relevant documentation will be submitted to an independent cGMP

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
consultant (in the case of an alleged failure to comply with cGMP), of recognized repute selected by CLIENT and approved by LONZA (such approval not to be unreasonably withheld, conditioned or delayed). The costs associated with such final analysis by such independent testing laboratory or cGMP consultant will be paid by the Party against whom the independent testing laboratory decides. The determination of conformance by such laboratory and/or cGMP consultant, as applicable, with respect to all or part of such Batch of Product will be final and binding on the Parties.
4.4.    Remedies for Non-Conforming, Damaged, or Destroyed Product.
4.4.1.    In the event that: (i) the Parties agree, or an independent testing laboratory or cGMP consultant determines, pursuant to Section 4.3, that a Batch of Product or portion thereof constitutes a defective product ("Defective Product''), or (ii) Product and/or Materials are destroyed or damaged by any LONZA Personnel, due to the failure of, in the case of either (i) or (ii): (a) any LONZA Personnel to properly execute the SOW Documentation, (b) any LONZA Personnel to comply with cGMP or the applicable sections of the Quality Agreement, or (c) the utilities or equipment of the Facility or the facilities of any LONZA Affiliate used to perform the Services (collectively "LONZA Responsibility"), then, in each case, at CLIENT's request and option and subject to this Section 4.4.1, LONZA will [***].
4.4.2.    In the event that the Parties agree, or an independent testing laboratory determines, pursuant to Section 4.3, that a Batch of Product or portion thereof constitutes Defective Product, or Product and/or Materials are destroyed or damaged by any LONZA Personnel, for any reason other than a LONZA Responsibility, then LONZA shall [***]. Notwithstanding anything to the contrary set forth in this Section 4, if during the manufacture of Product pursuant to this Agreement, Product or Materials are destroyed or damaged by LONZA Personnel while LONZA Personnel were acting at the direction of CLIENT Personnel, then LONZA will have no liability to CLIENT as the result of such destruction or damage.
4.4.3.    Liability for Loss or Damaged Materials. Except in the case of LONZA's gross negligence or willful misconduct, LONZA's limit of liability for destruction or damage, caused by a LONZA Responsibility, to the Materials of Client, including CLIENT Materials, under this Section 4.4 in relation to a Batch of Product will not exceed [***] per Statement of Work. Notwithstanding the foregoing, if such destruction or damage of CLIENT Materials results in the payment of a claim under any insurance policy of CLIENT, the proceeds from such insurance claim received by CLIENT shall be used first to reimburse LONZA for the amounts paid to CLIENT under this Section 4.4.3.
4.4.4.    CLIENT acknowledges and agrees that its sole remedy with respect to (i) the failure of Product to conform with any of the Product Warranties and (ii) damaged or destroyed Materials and/or Product, is set forth in this Section 4.4, and in furtherance thereof, Client hereby waives all other remedies at law or in equity regarding the foregoing claims.
5.    STORAGE OF MATERIALS
5.1.    Pre-Production. LONZA will store at the expense of CLIENT any CLIENT Materials, equipment or other property delivered pursuant to the Statement of Work to the Facility by CLIENT more than 30 days prior to the Commencement Date. The storage rates will be set forth in the Statement of Work. No storage fees will be charged during the period starting [***] prior to the Commencement Date and ending upon the expiration or termination of the Production Term.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
5.2.    Production Termination. LONZA will store at the Facility free of charge any Product, in-process materials, CLIENT Materials, equipment and other CLIENT property that remains at the Facility on the date of expiration or termination of the Production Term (collectively "Remaining CLIENT Property"), for up [***] days. If CLIENT has not provided any instructions as to the shipment or other disposition of Remaining CLIENT Property prior to the expiration of such [***] period, LONZA may, in its sole discretion, destroy such Remaining CLIENT Property, or continue to store such Remaining CLIENT Property at the Facility or elsewhere. If LONZA continues to store such Remaining CLIENT Property, CLIENT will pay to LONZA a storage charge at LONZA's then-standard storage rates for the period beginning on the [***] day after the expiration or termination of the Production Term through the date that the storage terminates.
6.    REGULATORY MATTERS
6.1.    Permits and Approvals. During the Production Term, LONZA will use commercially reasonable efforts to maintain any licenses, permits and approvals necessary for the Manufacture of the Product in the Facility. LONZA will promptly notify CLIENT if LONZA receives notice that any such license, permit, or approval is or may be revoked or suspended. During the term of this Agreement, at CLIENT's request and expense, LONZA will provide CLIENT with copies of all such licenses, permits and approvals, and, subject to the terms of this Agreement, CLIENT will have the right to use any and all information contained in such, licenses, permits and approvals which are necessary for Regulatory Approval.
6.2.    Inspections by CLIENT. CLIENT and its representatives or agents shall have the right, not to exceed [***], or as otherwise set forth in the Quality Agreement, to audit and inspect those portions of the Facility used in the manufacture, generation, storage, testing, treatment, holding, transportation, distribution or other handling or receiving of the Product and CLIENT Materials (but in no event shall have the right to inspect LONZA's financial records except to the extent related to material or Third Party costs being charged by LONZA on a pass-through basis). CLIENT and its representatives shall have the right to audit and inspect all inventories of Product, CLIENT Materials and other Materials dedicated to CLIENT contained at the Facility. CLIENT shall provide LONZA prior notice of any audits with planned dates and duration of such audits or inspections, which shall be subject to LONZA's reasonable approval. Such audits or inspections shall occur during normal business hours and shall be requested by CLIENT at least [***] days in advance. CLIENT's audit and inspection rights under this Section shall not extend to any portions of the Facility, documents, records or other information which do not relate to Product or Materials or to the extent they relate or pertain to Third Parties or their product or materials. LONZA may redact information relating to Third Parties and their respective product or materials from any documents deliverable to CLIENT in connection with CLIENT's exercise of its audit and inspection rights hereunder.
6.3.    Inspections by Regulatory Authorities. LONZA will promptly notify CLIENT if any Regulatory Authority visits or inspects the Facility concerning the Manufacture of the Product. LONZA will allow representatives of any Regulatory Authorities to inspect the relevant parts of the Facility where any activities conducted hereunder with respect to the Manufacture of the Product is carried out and to inspect the SOW Documentation, Master Production Record and Batch Records to verify compliance with Applicable Law, cGMP and other practices or regulations and will promptly [***] notify CLIENT of the scheduling of any such inspection relating to the Manufacture of Product or the Process. LONZA will permit CLIENT or its agents to be present and participate in any visit or inspection by any regulatory authority of the Facility that solely relates in any way to the Product. LONZA will inform and provide CLIENT with copies of any reports, citations, or warning letters received by LONZA, within [***] after receipt, in connection with an inspection of a regulatory agency to the extent such documents relate to or

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
affect the Manufacture of the Product or the Process. LONZA will consult with CLIENT before responding to each such communication if it materially impacts the Product or Process. LONZA shall furnish to CLIENT copies of proposed responses to any Regulatory Authority with respect to any such inspection or correspondence to the extent such proposed responses are related to or materially impacts the Product or Process, subject to redaction of LONZA's Confidential Information or other information of LONZA or its customers that is unrelated to the Product or its manufacture or the Process, as promptly as reasonably possible prior to the time it submits such responses. Prior to responding LONZA will discuss the proposed response with CLIENT and will consider in good faith any comments provided by CLIENT relating to the Product or Process which LONZA deems applicable in its sole discretion. LONZA will provide CLIENT with a copy of its final responses within [***] days after submission. After the filing of a response with any Regulatory Authority, LONZA will, consistent with the terms of this Section 6.3, notify CLIENT of any further written contacts with such Regulatory Authority relating to the subject matter of the response.
6.4.    No Debarment. LONZA represents and warrants that to the best of its knowledge it, its Affiliates, approved subcontractors, and each of their respective officers and directors, as applicable, and any person used by LONZA, its Affiliates or approved subcontractors to perform Services under this Agreement: (a) have not been debarred and are not subject to a pending debarment pursuant to section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a; (b) are not disqualified by any government or regulatory authorities from performing specific services, and are not subject to a pending disqualification proceeding; and (c) have not been convicted of a criminal offense related to the provision of healthcare items or services and are not subject to any such pending action. LONZA will notify CLIENT immediately if LONZA, its Affiliates, or approved subcontractors, or any person used to perform Services under this Agreement, or any of their respective officers or directors, as applicable, is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of LONZA's knowledge, is threatened.
7.    FINANCIAL TERMS
7.1.    Invoices. Fees and other charges to be paid by CLIENT to LONZA in connection with services provided hereunder, suite fees, Raw Materials Fees and milestones shall be included in invoices to CLIENT or as otherwise directed in the applicable SOW. All invoices are strictly net and payment must be made within [***] days of date of receipt of invoice without deduction, deferment, set-off, lien or counterclaim of any nature. Each invoice shall be sent to: [***]. CLIENT shall submit all necessary Purchase Orders as may be necessary for its internal payment systems in order to ensure that all invoices properly issued hereunder can be timely paid. In the event CLIENT disputes an invoice submitted by LONZA in good faith, CLIENT shall promptly, but in any event prior to the due date of such invoice, pay the undisputed portion of such invoice and notify LONZA in writing of the disputed amount and the basis for such dispute. The parties shall endeavor to resolve such dispute as quickly as possible, and upon resolution thereof CLIENT shall promptly pay the amount agreed. If such dispute is not resolved within [***] following the due date of such invoice, either party may submit the dispute to the JSC for resolution. If the JSC does not resolve the dispute within [***] days from submission of the dispute to the JSC, then either party may seek remedies available to that party at law; provided, however, that if any such dispute is not made in good faith by CLIENT, LONZA may suspend the provision of Services hereunder until the dispute is resolved.
7.2.    Milestone Payments. LONZA shall invoice CLIENT upon completion of each of the milestones set forth in Appendix B hereto in the amount set forth opposite such milestone in Appendix B, and provide written evidence to CLIENT of LONZA's achievement of such milestone and such other

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
information required in Appendix B. Notwithstanding any other provision in this Agreement, the milestone payments made pursuant to this Section 7.2 shall not be refundable for any reason and shall only be paid once.
7.3.    Fees; Adjustments.
7.3.1.    Labor Fees. CLIENT shall pay to LONZA a monthly labor fee as set forth in Appendix C, subject to adjustment as provided below. LONZA shall invoice CLIENT for the labor fee due for the remainder of the month in which it commences promptly upon commencement of the labor fee and, thereafter, LONZA shall issue invoices to CLIENT for the labor fee due on the first day of each month for labor fees to be incurred in that month.
7.3.2.    Technology Transfer Fees. CLIENT shall pay to LONZA a monthly technology transfer fee as set forth in Appendix C. LONZA shall invoice CLIENT for the technology transfer fee due for the remainder of the calendar month in which it commences promptly upon commencement of the technology transfer fee and, thereafter, LONZA shall issue invoices to CLIENT for the technology transfer fee due on the first day of each month for the technology transfer fees to be incurred in that month.
7.3.3.    Suite Fees. CLIENT shall pay to LONZA a monthly suite fee as set forth in Appendix C, subject to adjustment as provided below. LONZA shall invoice CLIENT for the suite fee due for the remainder of the calendar month in which it commences promptly upon commencement of the suite fee and, thereafter, LONZA shall issue invoices to CLIENT for the suite fee due on the first day of each month for the suite fees to be incurred in that month.
7.3.4.    Adjustments. Unless otherwise specified in the relevant Appendix, LONZA shall provide CLIENT with notice of any suite fee or labor fee increase by October 1 of each calendar year, and suite fee increases shall be effective beginning January 1 of the following calendar year. No suite fee or labor fee adjustment shall be effective prior to the first anniversary of the date on which the Designated Suites are transferred from construction to operations. Suite fee and labor fee increases for any calendar year shall not [***]. LONZA may also adjust the suite fee or the labor fee, upon reasonable prior written notice to CLIENT (providing reasonable detail in support thereof), to reflect any material change in an environmental or regulatory standard affecting the Facility and the Designated Suites or the manufacture of the Product, that substantially impacts LONZA's cost and ability to perform the services under this Agreement, provided that LONZA provides a full and detailed financial justification of such increase. In the event that neither the manufacture of the Product nor the Designated Suites is implicated in such material change, CLIENT shall not be responsible to contribute to such costs. Labor fees as set forth in Appendix C are based on the assumption that Services provided hereunder will be performed by labor comprising not less than [***] employees (which shall include operations, quality assurance, quality control, and other employees that are not generally included in the general maintenance of the Facility). Notwithstanding the foregoing limitations on labor fee increases, in the event that Services requested or forecasted under this Agreement by CLIENT require more than [***] employees, as determined by LONZA acting reasonably, the Parties will agree to an increase in the number of employees required to complete all Services requested by CLIENT, LONZA will, as soon as reasonably practicable, make a good faith attempt to achieve and hire such additional employees, and the Parties shall agree to an adjustment to the labor fees for such additional employees.
7.3.5.    Delays. If any event set forth in Appendix C is delayed due to CLIENT failing to timely deliver documentation, Materials or anything else as required by the Detailed Design, then the

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
initiation or increase in any fee associated with such event shall occur as of the date on which such event would have occurred had CLIENT timely performed its obligations.
7.4.    Raw Materials. After the construction period, the Raw Materials Fee for each Batch shall be invoiced by LONZA at the time LONZA orders the Raw Materials. Any media or reagents provided to CLIENT or used in the manufacturing or development of the Product that was manufactured by LONZA shall be provided to CLIENT at LONZA's market rates.
7.5.    Taxes. After the construction period, CLIENT agrees that it is responsible for and will pay any sales, use or other taxes (the "Taxes") resulting from LONZA's performance of services and production of Product under this Agreement (except for income or personal property taxes payable by LONZA), and, to the extent practicable, LONZA agrees to itemize such taxes where applicable on the relevant invoice. To the extent not paid by CLIENT, CLIENT will indemnify and hold harmless the LONZA Parties from and against any and all penalties, fees, expenses and costs whatsoever in connection with the failure by CLIENT to pay the Taxes. LONZA will not collect any sales and use taxes from CLIENT in connection with the production of any Product hereunder if CLIENT provides to LONZA the appropriate valid exemption certificates.
7.6.    Method of Payment. All payments to LONZA hereunder by CLIENT will be in United States currency and will be by check, wire transfer, money order, or other method of payment approved by LONZA. Bank information for wire transfers is as follows:
Mailing address for wire transfer payments:
[***]
8.    CONFIDENTIAL INFORMATION
8.1.    Definition. "Confidential Information" means all [***]. Without limiting the foregoing, the terms of this Agreement will be deemed "Confidential Information" of both Parties and will be subject to the terms and conditions set forth in this Article 8. Confidential Information, subject to this Section 8, includes, but is not limited to: all Processes provided by CLIENT hereunder, the Specifications, any Confidential Information solely related to Product, CLIENT Materials and the Client Background IP. For clarity, Confidential Information of a Party includes information of Affiliates or a Third Party that the disclosing Party has an obligation to keep confidential.
8.2.    Exclusions. Notwithstanding the foregoing Section 8.1, any information disclosed by a Party to the other Party will not be deemed "Confidential Information" of the disclosing Party to the extent that the receiving Party can demonstrate, by competent evidence, that such information:
(a)    at the time of disclosure is in the public domain;
(b)    becomes part of the public domain, by publication or otherwise, through no fault of the Party receiving such information;
(c)    at the time of disclosure is already in possession of the Party who received such information, as established by contemporaneous written records;

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
(d)    is lawfully provided to the receiving Party or its Affiliates, without restriction as to confidentiality or use, by a Third Party lawfully entitled to possession of such Confidential Information; or
(e)    is independently developed by the receiving Party or its Affiliates without use of or reference to the other Party's Confidential Information, as established by contemporaneous written records.
8.3.    Disclosure and Use Restriction. Except as expressly provided herein, each Party agrees that for the term of the Agreement and [***] years thereafter, each Party and its Affiliates will protect the Confidential Information of the other Party using the same degree of care it uses to protect its own confidential information but in any event no less than a reasonable degree of care, maintain as confidential, and not publish or otherwise disclose any Confidential Information of the other Party, except in accordance with Section 8.3 through 8.6. Neither Party will use Confidential Information of the other Party except as necessary to perform its obligations under this Agreement or to reasonably exercise its rights under this Agreement.
8.4.    Permitted Disclosures. A receiving Party may disclose the disclosing Party's Confidential Information to its Affiliates and each of its and their respective officers, directors, employees, agents, consultants and independent contractors having a specific need to know such Confidential Information for the purposes of this Agreement; provided that (a) such Affiliates and each of its and their respective officers, directors, employees, agents, consultants and independent contractors are subject to obligations of confidentiality, non-disclosure and non-use no less restrictive than those set forth herein, and (b) the receiving Party remains liable for their compliance with such obligations. [***]
8.5.    Government-Required Disclosure. If a duly constituted government authority, court of competent jurisdiction or regulatory agency orders that a Party hereto disclose Confidential Information of the other Party, or if the receiving Party is required to disclose the other party's Confidential Information to comply with Applicable Law, the rules of any stock exchange or listing entity, or to defend or prosecute litigation; such Party shall may disclose such Confidential Information solely to the extent required provided it promptly notifies the other Party and, takes all reasonable and lawful actions to avoid or minimize the degree of such disclosure, and cooperates reasonably with the disclosing Party in any efforts to seek a protective order. The Party ordered to make such disclosure shall reasonably cooperate and assist such other Party to the extent necessary to obtain such relief from the order or obtain confidential treatment of the information disclosed.
8.6.    Publicity. Except to the extent required by Applicable Law or the rules of any stock exchange or listing agency, neither Party will refer to, display or use the other's name, trademarks or trade names confusingly similar thereto, alone or in conjunction with any other words or names, in any manner or connection whatsoever, including any publication, article, or any form of advertising, promotion, or publicity, or make any public statement or release concerning this Agreement or the transactions contemplated by this Agreement, except with the prior written consent of the other Party. Notwithstanding the foregoing, for general business development purposes, LONZA may announce on its website or in press releases the general nature of work performed for CLIENT under any given Statement of Work upon receiving permission from CLIENT, such permission to be granted in CLIENT's sole discretion.
9.    INTELLECTUAL PROPERTY

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
9.1.    Ownership.
9.1.1.    Except as otherwise provided expressly herein, neither Party will, as a result of this Agreement, acquire any right, title, or interest in any Intellectual Property of the other Party. Except as otherwise provided expressly herein, ownership of any Intellectual Property that is developed, conceived, invented, first reduced to practice or made in connection with the performance under this Agreement shall follow inventorship, as determined under applicable laws.
9.1.2.    Except as set forth herein, as between the Parties, CLIENT shall own [***]. LONZA shall own all right, title and interest in and to any and all LONZA Improvement IP. CLIENT hereby assigns to LONZA the right, title, and interest in and to any and all of such LONZA Improvement IP.
9.1.3.    On a Statement of Work-by-Statement of Work basis, LONZA hereby assigns to CLIENT [***], subject to CLIENT's obligation to make all payments that become due under such Statement of Work. If CLIENT disputes whether a particular payment is due under a Statement of Work or disputes the amount of the payment due, CLIENT may, at its option, pay the disputed payment or amount to LONZA without waiving or limiting CLIENT's right to dispute such payment or amount and/or to seek other remedies available under this Agreement, at law or in equity, provided that CLIENT provides notice of such dispute before or concurrently with payment of such disputed payment or amount. For the avoidance of doubt, upon payment in full of all amounts due under a particular Statement of Work (whether or not CLIENT disputes any amount paid thereunder), as between LONZA and CLIENT, CLIENT shall be the exclusive owner of all right, title and interest to all CLIENT New IP that arose under such Statement of Work, and LONZA's assignment to CLIENT of such CLIENT New IP shall be irrevocable and perpetual.
9.1.4.    LONZA shall promptly disclose to CLIENT in writing all CLIENT New IP. LONZA shall execute, and shall require its personnel as well as its Affiliates, or other contractors or agents and their personnel involved in the performance of this Agreement to execute, any documents reasonably required to confirm CLIENT's ownership of CLIENT New IP, and any documents required to apply for, maintain and enforce any patent or other right in the CLIENT New IP.
9.1.5.    As between the Parties, LONZA shall own all right, title and interest in LONZA Background IP, LONZA Improvement IP, LONZA Confidential Information and/or LONZA Operating Documents.
9.2.    License Grants.
9.2.1.    During the term of this Agreement, CLIENT hereby grants to LONZA a [***] license under any CLIENT Background IP and CLIENT New IP that is necessary for LONZA to perform its obligations under this Agreement, including, without limitation, [***]. For the removal of doubt, LONZA shall not use any CLIENT Confidential Information or CLIENT Background IP other than as expressly permitted in connection with this Agreement.
9.2.2.    On a Statement of Work-by-Statement of Work basis, LONZA hereby grants to CLIENT a [***] license [***] that is necessary to the Process and manufacture of Product that is performed under each Statement of Work hereunder [***] subject to the terms set forth herein and CLIENT's obligation to make all payments that become due under such Statement of Work. For clarity, under no condition shall CLIENT be permitted to use itself or disclose to any Third Party any Intellectual

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
Property owned or Controlled by LONZA which is not necessary to the Process and manufacture of Product.
9.3.    Further Assurances. Each Party agrees to take all necessary and proper acts, and will cause its employees, Affiliates, contractors, and consultants to take such necessary and proper acts, to effectuate the assignment and ownership provisions set forth in this Article 9.
9.4.    Prosecution of Patents.
9.4.1.    LONZA will have the sole right and discretion to file, prosecute and maintain patent applications and patents claiming LONZA Background IP and LONZA Improvement IP at LONZA's expense. CLIENT will cooperate with LONZA to file, prosecute and maintain patent applications and patents claiming LONZA Background IP and LONZA Improvement IP, and will have the right to review and provide comments to LONZA relating to such patent applications and patents.
9.4.2.    CLIENT will have the sole right and discretion to file, prosecute and maintain patent applications and patents claiming CLIENT New IP at CLIENT's expense. LONZA will cooperate with CLIENT to file, prosecute and maintain patent applications and patents claiming CLIENT New IP, and will have the right to review and provide comments to CLIENT relating to such patent applications and patents.
10.    REPRESENTATIONS AND WARRANTIES
10.1.    By CLIENT. CLIENT hereby represents and warrants to LONZA that, [***].
10.2.    By LONZA. LONZA hereby represents and warrants to CLIENT that, [***].
11.    DISCLAIMER; LIMITATION OF LIABILITY
11.1.    DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR PROVIDES ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, UNDER THIS AGREEMENT, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE WITH RESPECT TO PRODUCTS, MATERIALS, OR SERVICES.
11.2.    Limitation of Liability.
11.2.1.    Disclaimer of Consequential Damages. EXCEPT FOR A BREACH OF THE CONFIDENTIALITY AND NON USE OBLIGATIONS SET FORTH IN SECTION 8, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH OR RESULTING FROM THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
11.2.2.    Limitation of Liability. [***] TO THE EXTENT THAT THIS CLAUSE CONFLICTS WITH ANY OTHER CLAUSE, THIS CLAUSE SHALL TAKE PRECEDENCE OVER SUCH CONFLICTING CLAUSE. IF APPLICABLE LAW PREVENTS ENFORCEMENT OF THIS CLAUSE, THEN THIS CLAUSE SHALL BE DEEMED MODIFIED TO PROVIDE THE MAXIMUM PROTECTION FOR LONZA AS IS ALLOWABLE UNDER APPLICABLE LAW.
12.    TERM AND TERMINATION.
12.1.    Term. The term of this Agreement will commence on the Effective Date and will continue until the twelfth (12th) anniversary of the Effective Date unless terminated prior to that time or extended by mutual agreement of the Parties.
12.2.    Termination for Material Breach. Either Party may terminate this Agreement, or a particular SOW, by written notice to the other Party, for any material breach of this Agreement or such SOW by the other Party, if such breach is not cured within [***] days after the breaching Party receives written notice of such breach from the non-breaching Party; provided, however, that if such breach is not capable of being cured within such thirty-day period and the breaching Party has commenced and diligently continued actions to cure such breach within such [***] period, except in the case of a payment default, the cure period shall be extended to [***] days, so long as the breaching Party is making diligent efforts to do so. Such termination shall be effective upon expiration of such cure period.
12.3.    Termination of Clinical Trials. CLIENT may terminate a particular SOW if it receives notice that the production of Product hereunder or the clinical trials for which Product is being produced hereunder have been or will be suspended or terminated by the FDA (or other Regulatory Authority) by providing [***] days written notice of termination in advance of the date of termination. For the avoidance of doubt, in the event of termination by CLIENT under this Section 12.3, in addition to the Termination Payment set forth in Section 12.8.3.1, CLIENT shall remain liable for [***].
12.4.    Termination for Insolvency. Either Party may terminate this Agreement upon notice to the other Party, upon (a) the dissolution, termination of existence, liquidation or business failure of the other Party; (b) the appointment of a custodian or receiver for the other Party who has not been terminated or dismissed within [***] days of such appointment; (c) the institution by the other Party of any proceeding under national, federal or state bankruptcy, reorganization, receivership or other similar laws affecting the rights of creditors generally or the making by such Party of a composition or any assignment for the benefit of creditors under any national, federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within [***] days of filing. All rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code, licenses of rights of "intellectual property" as defined therein.
12.5.    Termination for Force Majeure. Either Party will have the right to terminate this Agreement by written notice to the other Party if a force majeure event prevents LONZA's performance (in whole or substantial part) of this Agreement for a period of at least [***] months.
12.6.    Termination by Notice. Prior to July 1, 2016 either Party may terminate this Agreement by providing written notice of termination not less [***] days in advance of the date of termination, and in such event the provisions of Sections 12.8.5 and 12.8.6 shall not apply. On or after July 1, 2016, CLIENT may terminate this Agreement by providing written notice of termination not less than [***] in advance of the date of termination, and on or after January 2, 2019 LONZA may terminate this

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
Agreement by providing written notice of termination not less than [***] months in advance of the date of termination.
12.7.    Termination by Mutual Agreement. The Parties may mutually agree to terminate this Agreement.
12.8.    Effects of Termination.
12.8.1.    Accrued Rights. Termination of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to such termination. Such termination will not relieve a Party of obligations that are expressly indicated to survive the termination of this Agreement.
12.8.2.    Disposition of Remaining CLIENT Property and Confidential Information. Upon termination or expiration of this Agreement, LONZA will store any Remaining CLIENT Property as set forth in Section 5.2 and, at CLIENT's option, return or destroy any CLIENT Confidential Information in the possession or control of LONZA. Likewise, CLIENT will, at LONZA's option, return or destroy any LONZA Confidential Information in the possession or control of CLIENT. Notwithstanding the foregoing provisions: (i) LONZA may retain and preserve, at its sole cost and expense, samples and standards of each Product following termination or expiration of this Agreement solely for use in determining LONZA's rights and obligations hereunder; and (ii) each Party may retain such of the other Party's Confidential Information as may be necessary for securing or maintaining Regulatory Approval, or as otherwise required by applicable laws, regulations, or guidelines.
12.8.3.    Termination Payments.
12.8.3.1.    Upon termination of a particular SOW by CLIENT pursuant to Section 12.3, termination of clinical trials, CLIENT shalt pay LONZA [***]. For a period of [***] CLIENT, at its election, will be permitted to use the Facility and LONZA personnel to conduct an organized wind-down. In the event LONZA, acting in its sole discretion, terminates the employment of any employee covered by the Labor Fee prior to [***], LONZA shall refund to CLIENT [***].
12.8.4.    [***]
12.8.5.    [***]
12.8.6.    [***]
12.8.7.    LONZA Technology Transfer. Upon termination of this Agreement or any SOW by CLIENT as provided in the Article 12, following the effective date of termination, LONZA will assist with a LONZA Technology Transfer, provided such LONZA Technology Transfer will be subject to reasonable confidentiality restrictions to be agreed by LONZA and such Third Party Manufacturer with respect to any LONZA Confidential Information that may be included in such transfer. [***]
12.8.8.    Survival. Sections 1, 2.2, 2.3, 2.6, 2.7.3, 3.7, 3.8, 3.9, 4.1, 6.3, 8, 9, 10, 11, 12, 13, 14 and 15 of this Agreement, together with any appendices referenced therein, will survive any expiration or termination of this Agreement.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
13.    INDEMNIFICATION
13.1.    Indemnification of CLIENT. [***]
13.2.    Indemnification of LONZA. [***]
13.3.    Indemnification Procedure.
13.3.1.    An "Indemnitor" means the indemnifying Party pursuant to Section 13.1 or 13.2, as applicable. An "Indemnitee" means the Party that is being indemnified pursuant to Section 13.1 or 13.2, as applicable.
13.3.2.    An Indemnitee shall promptly notify the Indemnitor in writing of any claim, lawsuit or other action or threat of which it becomes aware for which the Indemnitor might be liable under Section 13.1 or Section 13.2, as applicable. The Indemnitee (a) agrees that the Indemnitor may, at its discretion and subject to subject to the requirements of this Section 13.3.2, settle any such claim, lawsuit or other action and (b) agrees to the complete control of such defense including the negotiation and/or settlement by the Indemnitor; provided, however, that in order for the Indemnitor to exercise such rights, such settlement shall be consistent with Section 13.3.3. No such claim, lawsuit, threat or other action shall be settled without the prior written consent of the Indemnitor and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee shall cooperate fully with, and provide information to, Indemnitor and its legal representatives reasonable requests in the investigation and defense of any claim, lawsuit or other action covered by this indemnification, all at the reasonable expense of the Indemnitor. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense; provided, however, that the Indemnitor will have final decision-making authority regarding all aspects of the defense of the claim, lawsuit, threat or other action subject to Section 13.3.3.
13.3.3.    Settlement. Neither party will be responsible for, or be bound by, any settlement of any claim or suit made without its prior written consent; provided, however. that the Indemnitee will not unreasonably withhold or delay such consent. If a settlement contains an absolute waiver of liability for the Indemnitee, and each party has acted in compliance with the requirements of Section 13.3.2, then the Indemnitee's consent will be deemed given. Notwithstanding the foregoing, LONZA will not agree to settle any claim on such terms or conditions as would impair CLIENT's ability or right to Manufacture, market, sell or otherwise use Product, or as would impair LONZA's ability, right or obligation to perform its obligations under this Agreement.
13.3.4.    Insurance. CLIENT will maintain, at all times during the term of this Agreement [***], a products liability insurance policy (the "Insurance Policy"), with a per occurrence limit of at least [***] and an aggregate limit of at least [***], and, upon written request by LONZA, CLIENT will provide a Certificate of Insurance to LONZA that the Insurance Policy has been endorsed to designate LONZA as an additional insured. CLIENT will maintain the Insurance Policy with an insurance company having [***]. CLIENT will provide LONZA with [***] days' written notice prior to termination of such Insurance Policy.
During the term of this Agreement and for a period of at least [***] after termination or expiration of this Agreement, LONZA will maintain the following minimum insurance coverage with financially sound and nationally reputable insurers: Workers Compensation (applicable statutory limits); Commercial General Liability including Products/Completed Operations and including contractual

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
liability [***]; Professional Liability/Errors and Omissions [***] including a provision indicating that coverage is primary and noncontributory; and Umbrella liability coverage [***] including products/completed operations. Upon a request, by CLIENT. LONZA will name CLIENT as an additional insured (except on policies for Workers' Compensation and Professional Liability/Errors and Omissions) and will provide CLIENT with a Certificate of Insurance evidencing such coverages naming CLIENT as an additional insured and providing that [***] days advance written notice will be given to CLIENT of any material change or cancellation in coverage or limits.
14.    ADDITIONAL COVENANTS
14.1.    Non-Solicitation. [***]
15.    MISCELLANEOUS
15.1.    Independent Contractors. Neither Party is authorized, nor will undertake, to bind the other Party in any way as agent, partner, joint venturer or otherwise, whether in the name of LONZA or CLIENT or otherwise. LONZA is an independent contractor of CLIENT, and neither LONZA nor any person or entity employed, contracted, or otherwise utilized by LONZA for any purposes will be deemed to be an employee, representative or agent of CLIENT.
15.2.    Force Majeure. Neither Party shall be in breach of this Agreement if there is any failure of performance under this Agreement (except for payment of any amounts due under this Agreement) occasioned by any reason beyond the reasonable control and without the fault or negligence of the Party affected thereby, including, without limitation, [***] (a "Force Majeure Event"). Such excuse shall continue as long as the Force Majeure Event continues. Upon cessation of such Force Majeure Event, the affected Party shall promptly resume performance under this Agreement as soon as it is commercially reasonable for the Party to do so. A Party affected by a Force Majeure Event will give the other Party prompt written notice, to the extent possible, of the occurrence of any Force Majeure Event, the nature thereof, and the extent to which it will be unable to fully perform its obligations under this Agreement and will use commercially reasonable efforts to resume performance or mitigate the effects of the Force Majeure Event as quickly as practicable (provided that in no event shall a Party be required to settle any labor dispute) and to give the other Party prompt written notice when it is again fully able to perform such obligations.
15.3.    Condemnation. If the Facility is condemned or taken as a result of the exercise of the power of eminent domain or will be conveyed to a governmental agency having power of eminent domain under the threat of the exercise of such power (any of the foregoing, a "Condemnation"), then this Agreement will terminate as of the date on which title to the Facility vests in the authority so exercising or threatening to exercise such power and CLIENT will not have any right to the Condemnation proceeds.
15.4.    Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by fax (with written confirmation of receipt), provided that a copy is mailed by U.S. registered mail, return receipt requested, (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate address and fax numbers set forth below (or to such other addresses and fax numbers as a party may designate by notice to the other party):
If to LONZA, to:

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
[***]
With a copy to:
[***]
If to CLIENT, to:
[***]
With a copy to: Senior Vice President, Pharmaceutical Sciences
Either Party may change its address for notice by giving notice thereof in the manner set forth in this Section 15.4.
15.5.    Entire Agreement. This Agreement, including the Appendices hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior term-sheets, agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof, provided, however, the Manufacturing Services Agreement between Lonza Houston, Inc. and bluebird bio, Inc., dated January 31, 2013, including all statements of work under such agreement as of the Effective Date, shall remain in full force and effect. The "RECITALS", "DEFINITIONS", and Appendices hereto are incorporated herein by reference.
15.6.    Governing Law. The construction, validity and performance of the Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its conflicts of laws provisions which would dictate the application of the law of another jurisdiction. The Parties expressly reject any application to this Agreement of (a) the United Nations Convention on Contracts for the International Sale of Goods; and (b) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, done at Vienna on April 11, 1980.
15.7.    Jurisdiction; Venue. Any legal action or proceeding concerning the validity, interpretation and enforcement of this Agreement, matters arising out of or related to this Agreement or its making, performance or breach, or related matters will be brought exclusively in the courts of the United States of America for the Southern District of New York, sitting in the borough of Manhattan. All parties consent to the exclusive jurisdiction of those courts and waive any objection to the propriety or convenience of such venues.
15.8.    Counterparts. This Agreement and any Appendix hereto may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
15.9.    Amendments. This Agreement (including any Appendix hereto) may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Parties.
15.10.    Severability. Each provision of this Agreement (and each Appendix hereto) will be treated as a separate and independent clause, and the unenforceability of any one clause will in no way impair the enforceability of any of the other clauses herein. If one or more of the provisions contained in this Agreement (or any Appendix hereto) will for any reason be held to be excessively broad as to scope,

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
activity, subject or otherwise, so as to be unenforceable at law, such provision or provisions will be construed by the appropriate judicial body by limiting or reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it will then appear.
15.11.    Titles and Subtitles. The titles and subtitles used in this Agreement (including any Appendix hereto) are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement (or any Appendix hereto).
15.12.    Pronouns. Where the context requires, (i) all pronouns used herein will be deemed to refer to the masculine, feminine or neuter gender as the context requires, and (ii) the singular context will include the plural and vice versa.
15.13.    Assignment. This Agreement shall be binding upon the successors and assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns. Neither Party may assign or transfer this Agreement, in whole or in part, without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement to an Affiliate of such Party provided that the assigning Party guarantees the obligations, including all payment obligations, of the assignee; and provided, further, that either Party may assign this Agreement to a successor in interest by way of merger, acquisition, consolidation, or sale of all or substantially all of the business of such Party to which this Agreement relates, provided that in the event that CLIENT merges, is acquired, consolidates or sells all or substantially all of its business to which this Agreement relates, such successor in interest is not an entity whose business primarily derives from providing contract manufacturing services. Any permitted assignment of this Agreement by either Party will be conditioned upon that Party's permitted assignee agreeing in writing to comply with all the terms and conditions contained in this Agreement. Any purported assignment in violation of this Section 15.13 shall be void. No assignment shall relieve any Party of responsibility for the performance of any obligation that accrued prior to the effective date of such assignment.
15.14.    Waiver. The failure of any Party at any time or times to require performance of any provision of this Agreement (including any Appendix hereto) will in no manner affect its rights at a later time to enforce the same. No waiver by any Party of the breach of any term contained in this Agreement (including any Appendix hereto), whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement (including any Appendix hereto).
15.15.    No Presumption Against Drafter. For purposes of this Agreement, CLIENT hereby waives any rule of construction that requires that ambiguities in this Agreement (including any Appendix hereto) be construed against the drafter.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last signed by the parties hereto.

bluebird bio, Inc.

By:	/s/ Jason F. Cole
Name:	Jason F. Cole
Title:	Chief Legal Officer
Date:	June 3, 2016

Lonza Houston, Inc.

By:	/s/ Ryan Scanlon
Name:	Ryan Scanlon
Title:	Vice President
Date:	June 3, 2016

Appendix A
Statement of Work
[***]

Appendix B
Milestones
[***]

Appendix B-1
Confidential Information of LONZA
[***]

Appendix C
Fee Schedule
[***]